Exhibit 21.1

DEX MEDIA, INC.

Subsidiaries of the Company as of March 1, 2014

Parent Level:	Dex Media, Inc., a Delaware corporation; trades on the NASDAQ Stock Market LLC as “DXM”.

Tier 1 Subsidiaries:	R.H. Donnelley Inc., a Delaware corporation (wholly-owned by Dex Media, Inc.). R.H. Donnelley Inc. is registered to do business as Dex and as Dex One in various states.

Dex One Digital, Inc., a Delaware corporation (wholly-owned by Dex Media, Inc.). Dex One Digital, Inc. is registered to do business as Dex Digital in various states.

Dex Media Holdings, Inc., a Delaware corporation (wholly-owned by Dex Media, Inc.).     Dex Media Holdings, Inc. is registered to do business as Dex and Dex One in various states.

Dex One Service, Inc., a Delaware corporation (wholly-owned by Dex Media, Inc.). Dex One Service, Inc. is registered to do business as Dex and Dex One in various states.

R.H. Donnelley Corporation, a Delaware corporation (wholly-owned by Dex Media, Inc.).

SuperMedia Inc., a Delaware corporation (wholly-owned by Dex Media, Inc.).

Tier 2 Subsidiaries:

Dex Media East, Inc., a Delaware corporation (wholly-owned by Dex Media Holdings, Inc.).

Dex Media West, Inc., a Delaware corporation (wholly-owned by Dex Media Holdings, Inc.).

R.H. Donnelley APIL, Inc., a Delaware corporation (wholly-owned by R.H. Donnelley Inc.).

R.H. Donnelley BRE LLC, a Delaware limited liability company (wholly-owned by R.H. Donnelley Inc.).

Dex One Digital BRE LLC, a Delaware limited liability company (wholly-owned by Dex One Digital, Inc.).

Dex Media BRE LLC, a Delaware limited liability company (wholly-owned by Dex Media Holdings, Inc.).

Dex One Services BRE LLC, a Delaware limited liability company (wholly-owned by Dex One Service, Inc.)

R.H. Donnelley 2 BRE LLC, a Delaware limited liability company (wholly-owned by R.H. Donnelley Corporation).

SuperMedia LLC, a Delaware corporation (wholly-owned by SuperMedia Inc.). SuperMedia LLC is registered to do business as Dex Media in various states.

Tier 3 Subsidiaries:

Exhibit 21.1

Dex Media Service LLC, a Delaware limited liability company (owned 49% by each of Dex Media East, Inc. and Dex Media West, Inc. and 2% by Dex Media, Inc.).

Dex Media West BRE LLC, a Delaware limited liability company (wholly-owned by Dex Media West, Inc.).

Dex Media East BRE LLC, a Delaware limited liability company (wholly-owned by Dex Media East, Inc.).

SuperMedia Services Inc., a Delaware corporation (wholly-owned by SuperMedia LLC).

SuperMedia Sales Inc., a Delaware corporation (wholly-owned by                             SuperMedia LLC)

SuperMedia BRE LLC, a Delaware limited liability company (wholly-                        owned by SuperMedia LLC)

SuperMedia UK, Ltd., a United Kingdom of Great Britain and Northern                     Ireland limited company (wholly-owned by SuperMedia LLC)